Exhibit 10.1

RESEARCH AGREEMENT

THIS RESEARCH AGREEMENT (“Agreement”) is made as of the last date set forth on the signature page (“Effective Date”),

BETWEEN:	Sunshine Biopharma Inc., a Nasdaq listed Colorado company (Ticker Symbol: "SBFM") having a place of business at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada, H9R OA5, herein acting and represented by its duly authorized CEO, Dr. Steve N. Slilaty (hereinafter referred to as "SBFM");

AND:	Sir Mortimer B. Davis Jewish General Hospital, a public healthcare establishment administered by the CIUSSS (Centre integre universitaire de sante et de services sociaux / Integrated University Health and Social Services Centre) du Centre-Ouest-de-l'lle-de-Montreal, with offices at 3755 Cote-Ste-Catherine Road, Montreal, Quebec, Canada, H3T 1E2, (hereinafter referred to as "Institution");

AND:	Dr. Gerald Batist, a physician and researcher having research privileges at the Institution, with offices at 3755 Cote-Ste-Catherine Road, Montreal, Quebec, Canada, H3T 1E2, (hereinafter referred to as "Principal Investigator");

SBFM, Institution and Principal Investigator are hereinafter referred to as "Party" or together as "Parties".

(Institution and the Principal Investigator are herein collectively referred to as the "JGH").

WHEREAS SBFM is conducting research and development in the field of oncology and has generated and patented certain mRNA molecules and the small molecule, Adva-27a (the "Oncology Molecules");

WHEREAS JGH is also conducting research and clinical development in the field of oncology and has amassed unique expertise and know-how in said field of research;

WHEREAS SBFM is seeking a partner to further develop its Oncology Molecules through the preclinical and clinical stages of drug development;

WHEREAS JGH is desirous of advancing drug development in the field of oncology for the benefit of society at large and finds it of interest to work with SBFM in respect of SBFM's Oncology Molecules;

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NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and provisions hereinafter set out, the Parties hereto hereby agree as follows:

SECTION 1

ENGAGEMENT

ENGAGEMENT: The JGH agrees to conduct the study entitled "Preclinical study of Adva-27a, a target TOP2a inhibitor" (hereinafter referred to as the "Project"), attached hereto as Annex A ("Protocol"), which may be modified from time to time as necessary by written consent of both Parties. The Protocol and any modified versions thereof is an integral part of this Agreement. Principal Investigator shall be responsible for promptly obtaining approval from the relevant Research Ethics Board ("REB") of the Protocol and any Protocol amendments

In the event that the Project is conclusive and that SBFM determines that it wishes to conduct a Phase 1 clinical trial on the Oncology Molecules, the Parties agree to negotiate an agreement to determine the responsibilities and obligations of the Parties for such Phase 1 clinical trial.

COMPLIANCE WITH LAW: The Parties shall conduct the Project in compliance with all Applicable Laws. For the purpose of this Agreement, Applicable Laws shall mean all federal, provincial and local laws, regulations, orders and guidelines applicable to the Parties to the Agreement and the conduct of the Project, including without limitation, anti-bribery and anti corruption laws, Good clinical Practices, the Declaration of Helsinki and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use E6 Good Clinical Practice ("ICH-GCP") (the "Applicable Laws"), and with this Agreement, the Protocol and the subject informed consent form, all as duly amended from time to time.

COST:

SBFM shall pay Institution in accordance with the Project budget attached hereto and incorporated herein as Annex B (the "Budget"). The Parties agree that the amount for payments set forth in the Budget represents the fair market value for the services to be rendered and has not been determined in any manner that takes into account the volume or value of any referrals or business otherwise generated between or among Institution, Principal Investigator, and SBFM.

DURATION: This Agreement shall be in force for a period of three (3) years from the Effective Date and may be extended as required for completion of the Project by written consent of all Parties.

TERMINATION: This Agreement may be terminated by any Party by delivery of a written thirty (30) day notice to the other Parties. The Institution shall keep all amounts already paid at the time of termination.. In all cases of termination, provisions elsewhere in this Agreement which survive termination shall continue to be in force and effect.

SECTION 2

KEY PERSON RESPONSIBILITY

The operational business and scientific contact on behalf of SBFM and JGH shall be Dr. Steve Slilaty and the Principal Investigator, Dr. Gerald Batist, respectively. The Parties agree that Dr. Mark Basik will act as co-investigator for the Project and may also be considered a key contact on behalf of the JGH.

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SECTION 3

PUBLIC COMMUNICATIONS AND PUBLICATION

PUBLIC COMMUNICATIONS: This Agreement is confidential, and neither Party shall make any public announcements concerning this Agreement or the research contemplated thereby without the other Party's prior written consent. Notwithstanding the above, Institution may, without prior approval, disclose its participation in the Project (including SBFM's name, the title of the Project, the existence of this Agreement, and total aggregate funded amount) in its internal annual reports, reports to funding agencies, conflict of interest disclosures and as required by Applicable Laws or court order. Principal Investigator may disclose the same information in his curriculum vitae.

PUBLICATIONS: JGH may disclose or publish the data generated by the Project and related methodology subject to the following conditions:

A.	At least forty-five (45) days prior to any form of public disclosure, Principal Investigator and JGH shall provide SBFM with a copy of the content, format and manner of proposed disclosure or publication;

B.	Within thirty (30) days of receipt of the copy of the proposed disclosure, SBMF will advise JGH in writing of any Confidential Information which must be deleted or modified (excluding Project data and methodology), and SBFM may request a further delay of thirty (30) days in order to allow SBFM to obtain protection of its intellectual property rights.

USE OF NAME: No Party shall use the name of any other Party for promotional purposes without the prior written consent of the Party whose name is proposed to be used. No news release, publicity or other public announcement, either written or oral, regarding this Agreement or performance hereunder or results arising from the Project shall be made by one Party without the prior written approval of the other Party. However, JGH recognizes that SBFM is a publicly traded company in the U.S. and as such has reporting obligations to the U.S. Securities and Exchange Commission ("SEC"). JGH hereby waives any requirement under this Agreement for SBFM to obtain the consents of JGH in respect of the filing of such reports with the SEC.

SECTION 4

CONFIDENTIALITY

JGH acknowledges that all trade secrets, confidential operations, processes, dealings, scientific know-how, inventions, and any data, knowledge or information concerning the Project, the organization, finances, transactions or affairs of SBFM held by JGH in a fiduciary capacity (the "Confidential Information") are confidential and solely for the benefit of SBFM. JGH shall not disclose to third parties any such confidential information except (i) as authorized in writing by SBFM, (ii) if disclosure or information is required by a public authority or (iii) if disclosure or such information is necessary to prevent imminent danger to the public, or (iv) if required to be disclosed by JGH to competent legal/regulatory authority. Information received from SBFM shall not be deemed Confidential Information, and JGH will have no obligation with respect to such information which (a) as of the Effective Date of this Agreement is part of the public domain, (b) subsequently becomes part of the public domain through no fault of JGH, (c) which JGH can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, or (d) is subsequently disclosed to JGH by a third party not in violation of any right of, or obligation to, SBFM. This covenant shall remain in force after termination of this Agreement for ten (10) years and shall moreover cease to apply to information or knowledge which may come into public domain.

SBFM acknowledges that all trade secrets, confidential operations, processes, dealings, scientific know-how, inventions, and any data, knowledge or information concerning the Project, the organization, finances, transactions or affairs of JGH held by SBFM in a fiduciary capacity (the "JGH Confidential Information") are confidential and solely for the benefit of JGH. SBFM shall not disclose to third parties any such JGH Confidential Information except (i) as authorized in writing by JGH, (ii) if disclosure or information is required by a public authority or (iii) if disclosure or such information is necessary to prevent imminent danger to the public, or (iv) if required to be disclosed by SBFM to competent legal/regulatory authority. Information received from JGH shall not be deemed JGH Confidential Information, and SBFM will have no obligation with respect to such information which (a) as of the Effective Date of this Agreement is part of the public domain, (b) subsequently becomes part of the public domain through no fault of SBFM, (c)  which SBFM can show was in its possession, as evidenced by written records kept in the ordinary course of business or by the proof of actual use at the time of executing this Agreement, or (d) is subsequently disclosed to SBFM by a third party not in violation of any right of, or obligation to, JGH. This covenant shall remain in force after termination of this Agreement without limit in point or in time but shall cease to apply to information or knowledge which may come into public domain.

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SECTION 5

INTELLECTUAL PROPERTY

JGH hereby acknowledges and agrees that SBFM has title to and ownership in the Oncology Molecules as well as any goodwill attaching thereto and JGH shall not knowingly take any action which might invalidate or otherwise impair any rights of SBFM in or to the Oncology Molecules or create any rights adverse to those of SBFM therein.

No right, title or interest in and to the Oncology Molecules is transferred or assigned to JGH pursuant to the terms of this Agreement.

If at any time during the term of this Agreement JGH makes any improvement, change or modification to the Oncology Molecules or any improvement, change or modification in the mode of using the Oncology Molecules (and whether or not such improvement, change or modification has been consented to, or sanctioned by SBFM) it shall immediately disclose such improvement, change or modification to SBFM and JGH hereby agrees that the Oncology Molecules as improved, changed or modified are the sole and exclusive property of SBFM ("Arising IP"). Arising IP also includes the research data obtained during the term of this Agreement. SBFM hereby agrees to pay JGH 3% royalties for a period of 20 years from the Effective Date of this Agreement on all net revenues it generates from use of Arising IP. SBFM agrees to grant a non exclusive, irrevocable, non-assignable royalty-free license to the Institution to use the Arising IP for internal, non-commercial purposes, including research, patient care and education

JGH shall, at any time when so requested by SBFM, and at SBFM's expense, execute such documents or applications as may be requested by SBFM in order to confirm SBFM's ownership of, and title to, or rights and interest in and to the Arising IP and Oncology Molecules as well as any goodwill attaching thereto or to maintain the validity of any trademark, patent design or other right of SBFM in respect of the Oncology Molecules or to obtain or maintain registrations thereof.

It is recognized and understood that all existing intellectual property owned by any Party as of the Effective Date ("Background IP") remains the separate property of such Party, and are not affected by this Agreement, and neither SBFM, on the one hand, nor the Institution and the Principal Investigator, on the other hand, will have any claims or rights to the other Party's Background IP. The technologies used by the JGH to perform the services contemplated under this Agreement, including but not limited to laboratory processes, know how, formulas and methods shall be considered JGH's Background IP.

SECTION 6

INDEMNIFICATION AND INSURANCE

SBFM hereby acknowledges that JGH's activities in connection with the Project are supplied only as results of laboratory experiments and any action taken by SBFM thereon and any outcome thereof are entirely the responsibility of SBFM. Neither the Institution nor Principal Investigator promises success in achieving any particular Project outcome. Except as expressly provided in this Agreement, the Principal Investigator makes no covenants, representations or warranties, express or implied as to any matter whatsoever, including without limitation the data, inventions or intellectual property rights conceived, discovered, developed or derived from the Project.

SBFM hereby undertakes to indemnify, defend and hold harmless Institution, its trustees, directors, officers, affiliates, employees, agents, medical and professional staff, contractors, students, and their respective successors and assigns and Principal Investigator ("Institution lndemnitees") from any and all liabilities, loss, expense (including reasonable attorney fees) or damages they may suffer as a result of claims, demands, costs or judgements against them arising out of (1) the conduct of the Project or the performance of the Agreement in accordance with the terms of the Protocol; or (2) SBFM's use of the results or infringement of third party property rights; or (3) SBFM's negligence, wilful misconduct or breach of applicable laws; provided, however, that any such liability, loss, expense or damages is not the result of failure by an Institution lndemnitee to comply with the signed Protocol for the Project or any and all applicable laws, regulations and guidelines.

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NO PARTY SHALL BE LIABLE TO ANOTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, HOWEVER CAUSED AND WHETHER SUCH CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF ANY PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Institution and SBFM each represent that they each have a sufficient general, commercial, professional or otherwise in the kind appropriate to the circumstances insurance program, on either an indemnity or self-insured basis, to fully perform their responsibilities hereunder. Principal Investigator represents that he shall secure and maintain in full force and effect throughout the performance of the Agreement (and following termination of the Agreement to cover any claims arising from the Agreement) membership in the Canadian Medical Protective Association ("CMPA") or equivalent professional liability insurance coverage. Upon request from any Party, the other Party will transmit a certificate or attestation of insurance to the requesting Party.

This Section of this Agreement shall survive any termination and shall continue to be in effect indefinitely.

SECTION 7

MATERIAL

SBFM shall provide the Oncology Molecules to Institution in sufficient quantities, without charge, and in appropriately marked containers. JGH hereby agrees to use the Oncology Molecules strictly in accordance with the terms and conditions of this Agreement and not for any other cause or purpose and to return to SBFM, at SBFM's expense, any and all unused material upon completion of the Project.

SBFM recognizes that the laboratory services on the Oncology Molecules will be carried on using biological samples and related data (the "Material") obtained through a biobank hosted at the Institution, entitled "'Tissue Repository and Database for the Study of Breast Cancer" (Dr. Basik protocol # 05-006, patients recruited starting from 2005).

The Parties agree that the Material shall be used solely in the context of the Project and in compliance with:

(i)	the Protocol, as approved by the Institution's REB and as amended from time to time, provided that amendments are approved by the Institution's REB;
(ii)	the informed consent forms signed by the biobanks participants
(iii)	the biobank(s) management framework, as applicable;
(iv)	all applicable laws, regulations, guidelines and policies, including, without limitation, regarding protection of personal information and personal health information.

No participant identifying information will be made available to SBFM. In the event that personal information or personal health information about a participant is inadvertently transferred to SBFM or their respective employees, contractors or agents, SBFM and their respective employees, contractors and agents shall not use or disclose such information and shall 1) immediately notify JGH of receipt of such personal information or personal health information, 2) promptly destroy such personal information and personal health information in a secure fashion and 3) promptly certify such destruction in writing to JGH. SBFM shall take appropriate care in the disposal or destruction of the information to prevent unauthorized parties from gaining access to it. The Parties shall make their employees and agents aware of the importance of maintaining the confidentiality of any collected or transferred personal health information or personal information. These obligations contained in this Section shall survive the expiration or earlier termination of this Agreement.

SECTION 8

ASSIGNABILITY

This Agreement is not assignable by any Party without the prior written consent of the other Parties.

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SECTION 9

INTERPRETATION

When used herein, unless the content otherwise requires, the words and phrases with initial capital shall have the meanings as set forth within this Agreement and any Annexes thereof.

The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

SECTION 10

ENTIRE AGREEMENT

The Parties hereto hereby agree that the Preamble to this Agreement is an integral part of this agreement.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior correspondence, discussions, outlines of terms and agreements between the Parties.

The present agreement binds and is for the benefit of the present Parties as well as their successors, heirs, administrators, and other respective legal representatives.

SECTION 11

NOTICES

Any notice required or permitted under this Agreement must be delivered by email, by registered mail or hand-delivered with a receipt notice, and addressed as indicated hereunder. In case of transmission by email, the day of the reception will be the day it was sent.

If to SBFM:

Sunshine Biopharma Inc.

6500 Trans-Canada Highway, 4th Floor

Pointe-Claire, Quebec,    H9R OA5

Attention : Dr. Steve N. Slilaty

Title: CEO

Tel.: 514-949-6722

Email: steve.slilaty@sunshinebiopharma.com

If to Institution:

Sir Mortimer B. Davis Jewish General Hospital

3755 Cote-Ste-Catherine Road, Room: F-17

Montreal, Quebec H3T 1E2

Attention: Gustavo Wendichansky

Title: Chief Operating & Financial Officer

LOI of the SMBO Jewish General Hospital

Tel.: 514 340-8222, ext. 23794

Email: Gustavo.wendichansky@ladydavis.ca

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If to Principal Investigator:

Dr. Gerald Batist

3755 Cote-Ste-Catherine Road, Room: E539

Montreal, Quebec H3T 1E2

Tel.: 514-340-8222 ext. 25418

Email: gerald.batist@mcgill.ca

SECTION 12

OTHER PROVISIONS

The Parties hereby agree to discharge their responsibilities and carry out their respective functions in connection with this Agreement in a timely fashion.

This agreement will be governed by the laws of the Province of Quebec, Canada. All disputes, controversies or claims arising out of or relating to this Agreement including interpretation thereof, or breach, termination or invalidity thereof shall subject to the jurisdiction of the provincial courts of the Province of Quebec (Canada), in the district of Montreal.

This Agreement may be changed, modified or altered only by a written instrument signed by both Parties.

If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other covenant or provision in this agreement and each covenant and provision is hereby declared to be separate and distinct.

This Agreement may be executed in counterparts in such a case each counterpart shall be considered as an original. Each party acknowledges that the delivery of signed counterparts (including electronic signature, facsimile or other electronic transmission) that includes a copy of the sending party's signature is as effective as signing and delivering the counterpart in person.

In the event of a conflict between provisions of the Protocol and this Agreement or any Exhibits, this Agreement shall control.

The Parties acknowledge that they have requested that this Agreement and all writings related thereto be drafted in English. Les parties reconnaissent avoir requis que le present contrat et tous Jes ecrits s'y rapportant soient rediges en anglais.

(Signature page follows)

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IN WITNESS WHEREOF the Parties have signed as of the date written below.

Sunshine Biopharma Inc.

Per: /s/ Steve N. Slilaty

Dr. Steve N. Slilaty, CEO

Date: Dec 4, 2022

Sir Mortimer B. Davis Jewish General Hospital

Per: /s/ Gustavo Wendichansky

Gustavo Wendichansky, Chief Operating & Financial Officer, LDI of the SMBD Jewish General Hospital

Date: December 6, 2022

Per: /s/ Dr. Louise Miner

Dr. Louise Miner, Director of Professional Services

Date: December 6, 2022

Dr. Gerald Batist

Per: /s/ Dr. Gerald Batist

Dr. Gerald Batist, Principal Investigator

Date: December 7, 2022

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